Exhibit 4.4


                             AUTONATION, INC.,
                                 as Issuer


                        THE GUARANTORS named herein,
                               as Guarantors


                                    and


              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                 as Trustee




                       ------------------------------

                                 INDENTURE

                        Dated as of August 10, 2001
                       ------------------------------




                          9% Senior Notes due 2008




=============================================================================




                           CROSS-REFERENCE TABLE*


Trust Indenture Act Section                                 Indenture Section

310  (a)(1).......................................................  7.1
     (a)(2).......................................................  7.1
     (a)(3).......................................................  N.A.
     (a)(4).......................................................  N.A.
     (a)(5).......................................................  7.1
     (b)(i), (ii).................................................  7.1
     (c)..........................................................  N.A.
311  (a)..........................................................  7.11
     (b)..........................................................  7.11
     (iii)(c).....................................................  N.A.
312  (a)..........................................................  2.5
     (b)..........................................................  11.3
     (c)..........................................................  11.3
313  (a)..........................................................  7.6
     (b)(2).......................................................  7.7
     (c)..........................................................  7.6; 11.2
     (d)..........................................................  7.6
314  (a)..........................................................  4.3; 11.2
     (b)..........................................................  N.A.
     (c)(1).......................................................  11.4
     (c)(2).......................................................  11.4
     (c)(3).......................................................  N.A.
     (d)..........................................................  N.A.
     (e)..........................................................  11.5
     (f)..........................................................  N.A.
315  (a)..........................................................  7.1
     (b)..........................................................  7.5; 11.2
     (c)..........................................................  7.1
     (d)..........................................................  7.1
     (e)..........................................................  6.11
316  (a)(last sentence)...........................................  2.9
     (a)(1)(A)....................................................  6.5
     (a)(1)(B)....................................................  6.4
     (a)(2).......................................................  N.A.
     (b)..........................................................  6.7
     (c)..........................................................  2.12
317  (a)(1).......................................................  6.8
     (a)(2).......................................................  6.9
     (b)..........................................................  2.4
318  (a)..........................................................  11.1
     (b)..........................................................  N.A.
     (c)..........................................................  11.1

N.A.  means not applicable.

*This Cross-Reference Table is not part of this Indenture.




                                                TABLE OF CONTENTS

                                                                                                            Page

                                                    ARTICLE I

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.................................................................................1
Section 1.2       Other Definitions..........................................................................17
Section 1.3       Terms of TIA...............................................................................18
Section 1.4       Rules of Construction......................................................................18

                                                   ARTICLE II

                                                    THE NOTES

Section 2.1       Form and Dating............................................................................19
Section 2.2       Execution and Authentication...............................................................20
Section 2.3       Registrar and Paying Agent.................................................................20
Section 2.4       Paying Agent to Hold Money in Trust........................................................21
Section 2.5       Holder Lists...............................................................................21
Section 2.6       Transfer and Exchange......................................................................22
Section 2.7       Replacement Notes..........................................................................30
Section 2.8       Outstanding Notes..........................................................................30
Section 2.9       Treasury Notes.............................................................................31
Section 2.10      Temporary Notes............................................................................31
Section 2.11      Cancellation...............................................................................31
Section 2.12      Defaulted Interest.........................................................................31
Section 2.13      CUSIP Numbers..............................................................................31

                                                   ARTICLE III

                                                   REDEMPTION

Section 3.1       Notice of Redemption to Trustee............................................................32
Section 3.2       Selection of Notes to Be Redeemed..........................................................32
Section 3.3       Notice of Redemption to Holders............................................................32
Section 3.4       Effect of Notice of Redemption.............................................................33
Section 3.5       Deposit of Redemption Price................................................................33
Section 3.6       Notes Redeemed in Part.....................................................................33
Section 3.7       Optional Redemption........................................................................33

                                                   ARTICLE IV

                                                    COVENANTS

Section 4.1       Payment of Notes...........................................................................34
Section 4.2       Maintenance of Office or Agency............................................................34
Section 4.3       Reports....................................................................................34
Section 4.4       Compliance Certificate.....................................................................35
Section 4.5       Taxes......................................................................................35
Section 4.6       Stay, Extension and Usury Laws.............................................................36
Section 4.7       Limitation on Restricted Payments..........................................................36
Section 4.8       Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries....39
Section 4.9       Limitation on Indebtedness.................................................................40
Section 4.10      Limitation on Sale of Assets...............................................................43
Section 4.11      Limitation on Transactions with Affiliates.................................................46
Section 4.12      Limitation on Liens........................................................................47
Section 4.13      Limitation on Unrestricted Subsidiaries....................................................47
Section 4.14      Corporate Existence........................................................................48
Section 4.15      Purchase of Notes upon Change of Control...................................................49
Section 4.16      Limitation on Guarantees of Indebtedness by Restricted Subsidiaries........................50
Section 4.17      Suspension Period..........................................................................51

                                                    ARTICLE V

                                                   SUCCESSORS

Section 5.1       Consolidation, Merger and Sale of Assets...................................................52
Section 5.2       Successor Person Substituted...............................................................53

                                                   ARTICLE VI

                                              DEFAULTS AND REMEDIES

Section 6.1       Events of Default..........................................................................53
Section 6.2       Acceleration...............................................................................55
Section 6.3       Other Remedies.............................................................................56
Section 6.4       Waiver of Past Defaults....................................................................56
Section 6.5       Control by Majority........................................................................56
Section 6.6       Limitation on Suits........................................................................57
Section 6.7       Rights of Holders of Notes to Receive Payment..............................................57
Section 6.8       Collection Suit by Trustee.................................................................57
Section 6.9       Trustee May File Proofs of Claim...........................................................57
Section 6.10      Priorities.................................................................................58
Section 6.11      Undertaking for Costs......................................................................58

                                                   ARTICLE VII

                                                     TRUSTEE

Section 7.1       Duties of Trustee..........................................................................58
Section 7.2       Rights of Trustee..........................................................................59
Section 7.3       Individual Rights of Trustee...............................................................60
Section 7.4       Trustee's Disclaimer.......................................................................60
Section 7.5       Notice of Defaults.........................................................................61
Section 7.6       Reports by Trustee to Holders of the Notes.................................................61
Section 7.7       Compensation and Indemnity.................................................................61
Section 7.8       Replacement of Trustee.....................................................................62
Section 7.9       Successor Trustee by Merger, etc...........................................................63
Section 7.10      Eligibility; Disqualification..............................................................63
Section 7.11      Preferential Collection of Claims Against the Company......................................63
Section 7.12      Trustee's Application for Instructions from the Company....................................63

                                                  ARTICLE VIII

                                  DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE

Section 8.1       Option to Effect Defeasance or Covenant Defeasance.........................................63
Section 8.2       Defeasance and Discharge...................................................................64
Section 8.3       Covenant Defeasance........................................................................64
Section 8.4       Conditions to Defeasance or Covenant Defeasance............................................64
Section 8.5       Deposited Money and U.S. Government Obligations to Be Held in Trust;
                  Other Miscellaneous Provisions............................................................ 66
Section 8.6       Repayment to the Company...................................................................66
Section 8.7       Reinstatement..............................................................................66
Section 8.8       Discharge..................................................................................67

                                                   ARTICLE IX

                                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1       Without Consent of Holders of Notes........................................................67
Section 9.2       With Consent of Holders of Notes...........................................................68
Section 9.3       Revocation and Effect of Consents..........................................................70
Section 9.4       Notation on or Exchange of Notes...........................................................70
Section 9.5       Trustee to Sign Amendments, etc............................................................70

                                                    ARTICLE X

                                                   GUARANTEES

Section 10.1      Guarantee..................................................................................70
Section 10.2      Limitation on Guarantor Liability..........................................................71
Section 10.3      Execution and Delivery of Guarantee........................................................72
Section 10.4      Releases Following Sale of Assets or Capital Stock.........................................72
Section 10.5      Acknowledgment of Manufacturers' Letter Agreements.........................................73
Section 10.6      Certain California Law Waivers.............................................................73

                                                   ARTICLE XI

                                                  MISCELLANEOUS

Section 11.1      Trust Indenture Act Controls...............................................................74
Section 11.2      Notices....................................................................................74
Section 11.3      Communication by Holders of Notes with Other Holders of Notes..............................75
Section 11.4      Certificate and Opinion as to Conditions Precedent.........................................75
Section 11.5      Statements Required in Certificate or Opinion..............................................75
Section 11.6      Rules by Trustee and Agents................................................................76
Section 11.7      No Personal Liability of Directors, Officers, Employees and Stockholders...................76
Section 11.8      Governing Law..............................................................................76
Section 11.9      No Adverse Interpretation of Other Agreements..............................................76
Section 11.10     Successors.................................................................................76
Section 11.11     Severability...............................................................................76
Section 11.12     Counterpart Originals; Acceptance by Trustee...............................................76
Section 11.13     Table of Contents, Headings, etc...........................................................77

EXHIBITS:

Exhibit A-1       Form of Note
Exhibit A-2       Form of Regulation S Temporary Global Note
Exhibit B         Form of Certificate of Transfer
Exhibit C         Form of Certificate of Exchange
Exhibit D         Form of Certificate from Acquiring Institutional Accredited Investor
Exhibit E         Form of Guarantee
Exhibit F         Form of Supplemental Indenture
Exhibit G-1       Form of Affidavit of Out-of-State Execution
Exhibit G-2       Form of Affidavit of Out-of-State Receipt and Acceptance



         INDENTURE dated as of August 10, 2001 by and between AutoNation, Inc., a Delaware corporation (the "Company"), as Issuer, each of the GUARANTORS NAMED HEREIN, as Guarantors (the "Guarantors") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                                 ARTICLE I

                 DEFINITIONS AND INCORPORATION BY REFERENCE


         Section 1.1       Definitions.
                           -----------

         "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be, except for Indebtedness of a Person or any of its Subsidiaries that is repaid substantially concurrently or in connection with the time such Person becomes a Restricted Subsidiary of the Company or substantially concurrently or in connection with the time of the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

         "Affiliate" means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person's (or any of such Person's direct or indirect parent's) Capital Stock or any officer or director of any such other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Asset Sale" means any sale, issuance, conveyance, transfer (other than as security), lease (other than operating leases entered into in the ordinary course of business) or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (1) any Capital Stock of any Restricted Subsidiary (including by way of merger or consolidation); (2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (3) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and/or assets (A) that is governed by the provisions described under Section 5.1, (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of this Indenture, (C) that would be within the definition of a "Restricted Payment" under Section 4.7 and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under Section 4.7, (D) that, in the reasonable determination of the Company, consist of obsolete or worn-out property or property no longer used in the Company's or any Restricted Subsidiary's business in the ordinary course of business,
(E) that is a sale of receivables pursuant to documentation relating to Vehicle Receivables Indebtedness incurred in the ordinary course of business, (F) as a result of governmental requirements or franchise and/or framework agreements, which properties and/or assets were acquired by the Company after the Issue Date as part of a larger acquisition of properties and/or assets that was permitted by this Indenture, or (G) the Fair Market Value of which in the aggregate does not exceed $10 million in any transaction or series of related transactions.

         "Asset Swap" means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets, in the ordinary course of business, for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are a type used in a Permitted Business, or a combination of any property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.

         "Automobile Retailing Activities" means new and used vehicle retailing, wholesaling, leasing, financing, servicing and related activities.

         "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or foreign law relating to the bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Board Designee" shall mean a designee of the Board of Directors of the Company (including a committee of such Board of Directors) who shall be granted authority by such Board of Directors pursuant to a board resolution to make certain determinations with respect to this Indenture as specified herein.

         "Board of Directors" means, with respect to any Person, the board of directors of such Person, or any duly authorized committee of such board.

         "Borrowing Base" means as of any date on which Indebtedness is proposed to be incurred, the sum of (x) 65% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries as reflected on their latest available balance sheet and (y) 35% of the book value of the property, plant and equipment of the Company and its Restricted Subsidiaries as of such balance sheet date, in each case calculated on a consolidated basis and in accordance with GAAP, and which are not, as of such balance sheet date and as of the date of such proposed incurrence of Indebtedness, subject to any Liens which secure Indebtedness.

         "Broker-Dealer" means any broker or dealer registered with the Commission under the Exchange Act.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" of any Person means all monetary obligations of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

         "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

         "Cash Equivalents" means (1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof, (2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least "A-1" by Standard & Poor's or at least "P-1" by Moody's, (3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's and at least "P-1" by Moody's, (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition, and (5) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

         "Cedel" means Cedelbank, societe anonyme.

         "Change of Control" means the occurrence of any of the following events: (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total outstanding Voting Stock of the Company; (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (3) the Company consolidates with or merges with or into any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving Person which is not Redeemable Capital Stock representing a majority of the voting power of all Voting Stock of such Surviving Person immediately after giving effect to such issuance; (4) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or (5) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Section 5.1.

         "Closing" means the original issuance of Notes on the date of this Indenture.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

         "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

         "Company" means AutoNation, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to (b) the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Redeemable Capital Stock or cash dividends paid on any Preferred Stock that is not Redeemable Capital Stock of such Person and its Restricted Subsidiaries during such period, in each case after giving pro forma effect (as determined in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) without duplication to (1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period; (2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and (4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, and any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period; provided that (1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and
(B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

         "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

         "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period (determined in accordance with GAAP), on a Consolidated basis (including interest under any Vehicle Inventory Indebtedness), including, without limitation, (1) amortization of debt discount, (2) the net costs associated with Interest Rate Agreements and Currency Hedging Agreements (including amortization of discounts), (3) the interest portion of any deferred payment obligation, and (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, plus (b)(1) the interest component of the Capital Lease Obligations (determined in accordance with GAAP) of such Person and its Restricted Subsidiaries during such period and (2) all capitalized interest of such Person and its Restricted Subsidiaries plus (c) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the interest expense determined in accordance with GAAP under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a) above, whether or not paid by such Person or its Restricted Subsidiaries.

         "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,
(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), (2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,
(3) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (5) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (6) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (7) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, or (8) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

         "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

         "Consolidated Tangible Net Worth" of any Person means, at any time, for such Person and its Restricted Subsidiaries on a Consolidated basis, an amount computed equal to (a) the Consolidated stockholders' equity of the Person and its Restricted Subsidiaries, minus (b) all Intangible Assets of the Person and its Restricted Subsidiaries, in each case as of such time. For the purposes hereof, "Intangible Assets" means intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP.

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Restricted Subsidiaries if and to the extent such accounts would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

         "Corporate Trust Office" of the Trustee shall be at the address of the Trustee specified in Section 11.2 or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreements" means, collectively, the 364-day revolving credit agreement providing for borrowings of up to $200 million and the multi-year credit agreement providing for borrowings of up to $300 million, in each case to be entered into among the Company, as borrower, the Guarantors, as guarantors, Bank of America, N.A., as administrative agent and lender, The Chase Manhattan Bank and Merrill Lynch Capital Corporation, as syndication agents and lenders, First Union National Bank, as documentation agent and lender, and the other lenders party thereto from time to time, dated as of the Issue Date, as such agreements, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

         "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other financial institutions or institutional lenders, or other Persons which provide, originate or arrange debt or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing or letters of credit, including the Credit Agreements, in each case in existence from time to time as such facilities, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

         "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event which is, or after notice or the passage of time or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.2, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means The Depository Trust Company, its nominees and successors.

         "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officer's Certificate, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, may not exceed the greater of (x) $50 million in the aggregate or (y) 5.0% of the Company's Consolidated Tangible Net Worth over the term of the Notes, at the time of the receipt of the Designated Noncash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

         "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

         "Eligible Special Purpose Entity" means any Person which is or is not a Subsidiary of the Company which has been formed by or for the benefit of the Company or any Subsidiary for the purpose of (i) financing or refinancing, leasing, selling or securitizing Vehicles or related receivables and which finances, refinances or securitizes Vehicles or related receivables of, leases Vehicles to or purchases Vehicles or related receivables from the Company or any Subsidiary; or (ii) financing or refinancing consumer receivables, leases, loans or retail installment contracts.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

         "Exchange Notes" means the Notes issued in exchange for the Initial Notes in the Exchange Offer pursuant to Section 2.6(f) or, with respect to Notes containing a Private Placement Legend issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.2, the exchange offer contemplated by the registration rights agreement relating thereto substantially similar to the Registration Rights
Agreement.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by either (a) the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles and interpretations thereof in the United States, consistently applied, which are in effect on the Issue Date.

         "Global Note Legend" means the legend set forth in Section 2.6(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f).

         "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

         "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or (5) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantor" means (a) each of the Restricted Subsidiaries that guarantees the Notes on the Issue Date and each Restricted Subsidiary that Guarantees the Notes after the Issue Date whether as required after the date of this Indenture pursuant to Section 4.12 or Section 4.16 or otherwise, in each case until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, without duplication, (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (4) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (5) all Capital Lease Obligations of such Person, (6) all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (7) all Guaranteed Debt of such Person, (8) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (9) Preferred Stock of any Restricted Subsidiary of the Company, and (10) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in paragraphs (1) through (9) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes, according to the respective terms thereof.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the 9% Senior Notes due 2008 of the Company issued on the date of this Indenture for so long as such securities constitute "restricted securities" as such term is defined in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes such a restricted security.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

         "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Grade" means, with respect to the Notes, a credit rating of at least Baa3 (or the equivalent) by Moody's, together with a rating of at least BBB- (or the equivalent) by Standard & Poor's.

         "Issue Date" means the original issue date of the Initial Notes under this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

         "Liquidated Damages" means all liquidated damages, if any, then owing pursuant to Section 2(e) of the Registration Rights Agreement.

         "Manufacturer" means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted
Subsidiary.

         "Manufacturers' Letter Agreements" means each of the following:
(a) Letter Agreement dated July 19, 2001 between Ford Motor Company and the Company, (b) Letter Agreement dated July 19, 2001 between Toyota Motor Sales, U.S.A., Inc. and the Company and (c) Letter Agreement dated July 12, 2001 between Nissan North America, Inc. and the Company.

         "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, or the redemption date and whether by declaration of acceleration, Excess Proceeds Offer, Change of Control Offer, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Mortgage Facilities" means one or more debt facilities in each case with banks, manufacturers and/or other entities providing for borrowings secured primarily by real property in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided, that the value of the security securing such debt facilities shall not, at the time such debt facilities are entered into, exceed 100% of the aggregate principal amount of the Indebtedness in respect of such debt facilities.

         "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (2) provisions for all taxes payable as a result of such Asset Sale, (3) payments made to retire Indebtedness where such Indebtedness is secured by the assets or properties that are the subject of such Asset Sale, (4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as referred to under Section 4.7, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" means, collectively, the Initial Notes, the Unrestricted Notes, any Private Exchange Securities and any Subsequent Series Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms of this Indenture.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer or the principal accounting officer of the Company, that meets the requirements of Section 11.5.

         "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 11.5. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is equal in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness of a Guarantor which ranks equal in right of payment to such Guarantor's Guarantee.

         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related, complementary or ancillary thereto, including reasonably related extensions or expansions thereof.

         "Permitted Investment" means (1) Investments in any Guarantor or any Wholly Owned Restricted Subsidiary that is not a Guarantor or any Person that, as a result of or in connection with such Investment, (a) becomes a Guarantor or a Wholly Owned Restricted Subsidiary that is not a Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor or any Wholly Owned Restricted Subsidiary that is not a Guarantor; (2) Indebtedness of the Company or a Restricted Subsidiary described under paragraphs (4), (5), (6) and (7) of the definition of "Permitted Indebtedness"; (3) Investments in any of the Notes; (4) Cash Equivalents; (5) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 4.10 to the extent such Investments are non-cash proceeds as permitted under such covenant; (6) Investments in existence on the Issue Date; (7) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company; (8) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor; (9) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding; (10) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; (11) any security or debt instrument retained by the Company or any Subsidiary in connection with the creation of Vehicle Receivables Indebtedness or Vehicle Inventory Indebtedness which security or debt instrument represents a residual interest in assets sold or transferred to an Eligible Special Purpose Entity; (12) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, related to Automobile Retailing Activities; (13) Investments constituting the purchase of Capital Stock of a Restricted Subsidiary by the Company or another Restricted Subsidiary; (14) deposits, including interest-bearing deposits, maintained in the ordinary course of business with floorplan lenders; and (15) in addition to the Investments described in paragraphs (1) through (14) above, Investments in an amount not to exceed $25 million in the aggregate at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by either (a) the Board of Directors of the Company and evidenced by a board resolution or
(b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive) at the time of Investment.

         "Permitted Liens" means: (a) any Lien existing as of the Issue Date; (b) any Lien securing the Credit Facilities incurred pursuant to paragraph (1) of the definition of "Permitted Indebtedness"; provided that such Liens are limited to pledges of Capital Stock of Restricted Subsidiaries of the Company; (c) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, governmental assessments or similar governmental charges or levies not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation, unemployment insurance and other governmental insurance or benefits and/or other insurance arrangements; (4) good faith deposits in connection with bids, tenders, statutory obligations, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or (7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that the Lien shall attach only to the assets of the related acquired entity and its Restricted Subsidiaries and not assets of the Company and its Restricted Subsidiaries generally; (e) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary; (f) any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements or otherwise incurred to hedge interest rate risk or currency or commodity pricing risk; (g) any Lien securing Capital Lease Obligations or Purchase Money Obligations in existence as of the Issue Date and/or incurred in accordance with this Indenture (including paragraph (8) of the definition of "Permitted Indebtedness") and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, movable or immovable property within 180 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by Section 4.9; (h) any Lien securing any Vehicle Inventory Indebtedness and/or Vehicle Receivables Indebtedness; (i) Liens securing Indebtedness under Mortgage Facilities permitted to be incurred pursuant to paragraph (13) of the definition of "Permitted Indebtedness"; (j) other Liens securing Indebtedness in an aggregate amount not to exceed the greater of (x) $100 million and (y) 10% of the Company's Consolidated Tangible Net Worth; and (k) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing paragraphs (a) through (j) so long as no additional collateral is granted as security thereby.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

         "Private Exchange Securities" shall have the meaning specified in the Registration Rights Agreement.

         "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Equity Offering" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company with gross cash proceeds to the Company of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         "Purchase Money Obligations" means any Indebtedness secured by a Lien on assets (including real property) related to the business of the Company and the Restricted Subsidiaries and any additions and accessions thereto, which are purchased (including in connection with the acquisition of a business by means of stock purchase, merger or otherwise) or developed by the Company or a Restricted Subsidiary at any time after the Notes are issued; provided that (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions or accessions thereto or any proceeds therefrom, (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (3) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or a Restricted Subsidiary of the assets subject thereto.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the Holder thereof.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.2, the registration rights agreement relating thereto substantially identical to the Registration Rights Agreement.

         "Regulation S" means Regulation S promulgated under the Securities
Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust services department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under Section 4.13.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "Securities Act" means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that represents 10% or more of the Company's total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company's consolidated net revenue or consolidated operating income for the most recent four quarters for which financial information is available.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

         "Subsidiary" of a Person means (1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, have more than 50% of the outstanding partnership or similar interests or have the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor statute.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not and are not required to bear the Private Placement Legend.

         "Unrestricted Definitive Notes" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Notes" means one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes, including, without limitation, the Exchange Notes.

         "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under Section 4.13.

         "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Notes.

         "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Vehicle Inventory Indebtedness" means Indebtedness (including pursuant to a commercial paper program) incurred by the Company, any Restricted Subsidiary or any Eligible Special Purpose Entity to purchase, lease, finance or refinance or guaranty the purchasing, leasing, financing or refinancing of Vehicles in the ordinary course of business of the Company and its Restricted Subsidiaries or related receivables, which Indebtedness (x) is secured by the Vehicles or related receivables so financed, to the extent, at any date of determination thereof, the amount of such Indebtedness does not exceed the depreciated book value of such Vehicles or the book value of such related receivables as determined in accordance with GAAP applied on a consistent basis or (y) is unsecured and provides for a borrowing base which may not exceed 85% of the value of such Vehicles.

         "Vehicle Receivables Indebtedness" means Indebtedness (including pursuant to a commercial paper program) incurred by any Eligible Special Purpose Entity to finance, refinance or guaranty the financing or refinancing of consumer receivables, leases, loans or retail installment contracts incurred in the sale, transfer or lease of Vehicles; provided (x) such Indebtedness shall in accordance with GAAP not appear as an asset or liability on the balance sheet of the Company or any of its Restricted Subsidiaries; (y) no assets other than the Vehicles, consumer receivables, leases, loans, retail installment contracts or related proceeds (including, without limitation, proceeds from insurance, Vehicles and other obligations under such receivables, leases, loans or retail installment contracts) to be financed or refinanced secure such Indebtedness; and (z) neither the Company nor any of its Restricted Subsidiaries (other than such Eligible Special Purpose Entity) shall incur any liability with respect to such Indebtedness other than liability arising by reason of (1) a breach of a representation or warranty or customary indemnities, in each case contained in any instrument relating to such Indebtedness or (2) customary interests retained by the Company and/or its Restricted Subsidiaries in such assets or Indebtedness.

         "Vehicles" means all now existing or hereafter acquired new and used automobiles, sport utility vehicles, trucks and vans of all types and descriptions, whether held for sale, lease, rental or operational purposes, which relate to the Company's or any Restricted Subsidiary's Automobile Retailing Activities.

         "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors' qualifying shares) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

         Section 1.2       Other Definitions.
                           -----------------

         Term Defined                                                in Section

         "Authentication Order".....................................    2.2
         "Change of Control Offer"..................................    4.15
         "Change of Control Payment"................................    4.15
         "Change of Control Purchase Price".........................    4.15
         "Change of Control Purchase Date"..........................    4.15
         "Covenant Defeasance"......................................    8.3
         "Defeasance"...............................................    8.2
         "DTC"......................................................    2.3
         "Event of Default".........................................    6.1
         "Excess Proceeds Offer"....................................    4.10
         "Excess Proceeds Payment"..................................    4.10
         "Excess Proceeds Payment Date".............................    4.10
         "incur"....................................................    4.9
         "Paying Agent".............................................    2.3
         "Permitted Indebtedness"...................................    4.9
         "Permitted Payment"........................................    4.7
         "Registrar"................................................    2.3
         "Restricted Payments"......................................    4.7
         "Subsequent Series Notes"..................................    2.2
         "Surviving Entity".........................................    5.1

         Section 1.3       Terms of TIA.
                           ------------

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

         Section 1.4       Rules of Construction.
                           ---------------------

         Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and (vii) unless the context otherwise requires, any reference to an "Article," a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.


                                 ARTICLE II

                                 THE NOTES


         Section 2.1       Form and Dating.
                           ---------------

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by
Section 2.6.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note attached hereto as Exhibit A-2, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall terminate upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by
Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and
Conditions of Cedelbank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel.

         Section 2.2       Execution and Authentication.
                           ----------------------------

         An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid or obligatory until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate (a) Initial Notes for original issue up to a maximum aggregate principal amount of $450,000,000 and (b) subject to compliance with Section 4.9, additional series of Notes (including Exchange Notes) which may be offered subsequent to the Issue Date (the "Subsequent Series Notes"). All Notes issued on the Issue Date and all Subsequent Series Notes shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Subsequent Series Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

         In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Series Notes pursuant to this Section 2.2, the Company shall use its reasonable best efforts to obtain the same "CUSIP" number for such Subsequent Series Notes as is printed on the Notes outstanding at such time; provided, however, that if any Subsequent Series Notes are determined, pursuant to an Opinion of Counsel of the Company to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Subsequent Series Notes then outstanding. Notwithstanding the foregoing, all Notes issued and outstanding under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may not be geographically able to do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         Section 2.3       Registrar and Paying Agent.
                           --------------------------

         The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
York) where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes, the Guarantees and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee and the Trustee accepts its appointment to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

         The Company shall, prior to each interest record date, notify the Paying Agent of any wire transfer instructions for payments that it receives from Holders.

         Section 2.4       Paying Agent to Hold Money in Trust.
                           -----------------------------------

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or any Guarantor), and will notify the Trustee of any default by the Company (or any other obligor or the Notes or any Guarantor) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any Event of Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent and the Trustee may at any time during the continuance of any Event of Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         Section 2.5       Holder Lists.
                           ------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

         Section 2.6       Transfer and Exchange.
                           ---------------------

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will not be exchanged by the Company for Definitive Notes unless (i) the Company delivers to the Trustee in writing notice from the Depositary
(a) that it is unwilling or unable to continue to act as Depositary for the Global Note or (b) that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; (ii) the Company, at its option, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee (provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act and provided, further, there shall be no continuing Default or Event of Default); or (iii) an Event of Default shall have occurred and be continuing or any event which after notice or lapse or time or both would be an Event of Default with respect to the Notes and the Trustee has received a request from DTC or any Holder to issue Definitive Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note and will bear the legend restricting transfers that is borne by such Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (f).

         (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) who takes delivery in the form of an interest in a 144A Global Note without the receipt by Trustee of a written certification on behalf of the transferor substantially in the form of Exhibit B. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                 (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of the Exchange Offer by the Company in accordance with Section 2.6(f), the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h).

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
         Section 2.6(b)(ii) and the Registrar receives the following:

                           (A) if the transferee will take delivery in the
                  form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the
                  form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof;

                 (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) and:

                           (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph
                  (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and execute and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in
Section 2.6(a). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.6(a) hereof.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive
                  Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, and in the case of clause (B) above, the 144A Global Note, and in the case of clause
                  (C) above, the Regulation S Global Note.

                 (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                           (1) if the Holder of such Restricted Definitive
                  Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

                           (2) if the Holder of such Restricted Definitive
                  Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e):

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to
                  Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to
                  Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                 (ii) Restricted Definitive Notes to Unrestricted
         Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected
                  pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to
                  the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and execute and, upon receipt of an Authentication Order in accordance with
Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B)
                  below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           THE NOTES EVIDENCED HEREBY HAVE NOT BEEN
                  REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,
                  (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                           (B) Notwithstanding the foregoing, any Global
                  Note or Definitive Note issued pursuant to subparagraph
                  (b)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of
                  this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                           THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS
                  DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                 (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.10, 4.15 and 9.5).

                (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                 (iv) The Registrar shall not be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any mailing of notice of redemption of Notes for redemption under Section 3.2 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                 (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

                (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

               (viii) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine reasonable compliance as to form with the express requirements hereof, provided that the Trustee shall have no obligation to investigate or confirm the accuracy or correctness thereof.

         Section 2.7       Replacement Notes.
                           ------------------

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and execute and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect The Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a
Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional and binding obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         Section 2.8       Outstanding Notes.
                           ------------------

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of
Section 3.7(b).

         If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof and indemnification satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Section 2.9       Treasury Notes.
                           ---------------

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

         Section 2.10      Temporary Notes.
                           ---------------

         The Company may prepare and execute and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. The Company may prepare and execute and the Trustee, upon receipt of an Authentication Order, shall authenticate permanent Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         Section 2.11      Cancellation.
                           ------------

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of the Notes (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

         Section 2.12      Defaulted Interest.
                           ------------------

         If the Company defaults in a payment of interest on the Notes, such interest shall cease to be payable to the Holders on the relevant record date and the Company shall instead pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.13      CUSIP Numbers.
                           -------------

         The Company, in issuing the Notes, may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                ARTICLE III

                                 REDEMPTION


         Section 3.1       Notice of Redemption to Trustee.
                           -------------------------------

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least 30 days but not more than 90 days before the redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

         Section 3.2       Selection of Notes to Be Redeemed.
                           ---------------------------------

         The Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem appropriate. In the event of partial redemption by lot pursuant to Section 3.7, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, then the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

         Section 3.3       Notice of Redemption to Holders.
                           -------------------------------

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, at least 30 days but not more than 60 days before the redemption date and no later than 30 days after the closing or the related Public Equity Offering, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed (including "CUSIP" number(s)) and shall state: (i) the redemption date; (ii) the redemption price; (iii) if any
Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note; (iv) the name and address of the Paying Agent; (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (viii) that no representation is made as to the correctness or accuracy of the "CUSIP" number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Section 3.4       Effect of Notice of Redemption.
                           ------------------------------

         Once notice of redemption is mailed in accordance with Section 3.3, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         Section 3.5       Deposit of Redemption Price.
                           ---------------------------

         No later than 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

         Section 3.6       Notes Redeemed in Part.
                           ----------------------

         Upon surrender of a Note that is redeemed in part, the Company shall issue and execute and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.7       Optional Redemption.
                           -------------------

         (a) Except as described below, the Notes will not be redeemable by the Company prior to maturity.

         (b) At any time prior to August 1, 2004, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Indenture (including Subsequent Series Notes, if any) at a redemption price equal to 109% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes issued under this Indenture (including Subsequent Series Notes, if any) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption within 60 days of the closing of the Public Equity Offering.

         (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6.


                                 ARTICLE IV

                                 COVENANTS


         Section 4.1       Payment of Notes.
                           ----------------

         The Company shall pay or cause to be paid the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. At the option of the Company interest may be paid by check mailed to the address of the Holder as such address appears on the securities register. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

         Section 4.2       Maintenance of Office or Agency.
                           -------------------------------

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

         Section 4.3       Reports.
                           -------

         Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject.

         The Company will also in any event (a) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and
(b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

         If any Guarantor's financial statements would be required to be included in the financial statements or footnotes filed or delivered pursuant to this Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements (or include such financial statements in a footnote) in any filing or delivery pursuant to this Indenture.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 4.4       Compliance Certificate.
                           ----------------------

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee as soon as possible and in any event within five Business Days, forthwith upon the Company becoming aware of any Default or Event of Default that has occurred and is continuing, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.5       Taxes.
                           -----

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         Section 4.6       Stay, Extension and Usury Laws.
                           ------------------------------

         The Company and each of the Guarantors covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.7       Limitation on Restricted Payments.
                           ---------------------------------

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

                 (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

                (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

                 (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

                  (v) make any Investment in any Person (other than any Permitted Investments).

(any of the foregoing actions described in paragraphs (i) through (v) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined either by (a) the Board of Directors of the Company and evidenced by a board resolution or
(b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive), unless

                  (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                  (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under Section 4.9; and

                  (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date and all Designation Amounts does not exceed the sum of:

                           (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter in which the Issue Date occurs and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                           (B) the aggregate Net Cash Proceeds received after the Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated
                                   Indebtedness as set forth below in
                                   paragraph (2) or (3) of paragraph (b)
                                   below) (and excluding the Net Cash
                                   Proceeds from the issuance of Qualified
                                   Capital Stock financed, directly or
                                   indirectly, using funds borrowed from
                                   the Company or any Subsidiary until and
                                   to the extent such borrowing is repaid);

                           (C) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                           (D) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock was issued after the Issue Date, the aggregate of the Net Cash Proceeds from its original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                           (E) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to 100% of the aggregate net proceeds (including the fair market value of assets other than cash) received by the Company and its Restricted Subsidiaries, less the cost of the disposition of such Investment and net of taxes; and

                                   (b) in the case of the designation of
                                   an Unrestricted Subsidiary as a
                                   Restricted Subsidiary (as long as the
                                   designation of such Subsidiary as an
                                   Unrestricted Subsidiary was deemed a
                                   Restricted Payment), the Fair Market
                                   Value of the Company's interest in such
                                   Subsidiary; provided that such amount
                                   shall not in any case exceed the amount
                                   of the Restricted Payment deemed made
                                   at the time the Subsidiary was
                                   designated as an Unrestricted
                                   Subsidiary plus any additional amounts
                                   contributed or loaned to the
                                   Unrestricted Subsidiary which were
                                   deemed Restricted Payments; and

                           (F)     $100.0 million.

         (b) Notwithstanding the foregoing, and in the case of paragraphs
(2) through (4) and (9) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of paragraphs (1) through (9) being referred to as a "Permitted Payment"):

                  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 4.7 and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section 4.7;

                  (2) the repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of (A) a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company or (B) an issuance and sale for cash (other than to any Subsidiary), which issuance and sale was done in contemplation of such repurchase, redemption, acquisition or retirement of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from paragraph (3)(B) of paragraph (a) of this
                           Section 4.7;

                  (3) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of (A) a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company or (B) an issuance and sale for cash (other than to any Subsidiary of the Company), which issuance and sale was done in contemplation of such repurchase, redemption, defeasance, retirement or acquisition, of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from paragraph (3)(B) of paragraph (a) of this
                           Section 4.7;

                  (4) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company or a Guarantor, provided that any such new Subordinated Indebtedness

                           (A) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or such Guarantor incurred in connection with such refinancing;

                           (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes;

                           (C)     has a Stated Maturity for its final
                                   scheduled principal payment later than
                                   the Stated Maturity for the final
                                   scheduled principal payment of the
                                   Notes;

                           (D) is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced;

                  (5) the purchase, redemption or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount not to exceed $5.0 million in the aggregate in any calendar year;

                  (6) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

                  (7) the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment;

                  (8) the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent such payment would have been permitted by this Indenture at the time of such acquisition; and

                  (9) additional Restricted Payments not to exceed $5.0 million in the aggregate.

         Section 4.8 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
                           ----------------------------------------------

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

                  (1) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

                  (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

                  (3) make any Investment in the Company or any Wholly Owned Restricted Subsidiary, or

                  (4) transfer any of its properties or assets to the Company or any Wholly Owned Restricted
                           Subsidiary.

         However, this covenant will not prohibit any encumbrance or restriction (1) pursuant to an agreement in effect on the Issue Date; (2) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary(ies) which is (are) becoming a Restricted Subsidiary(ies); (3) contained in any Acquired Indebtedness or other agreement of an entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance or restriction was not entered into in contemplation of the acquisition, merger or consolidation transaction; (4) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that the restrictions are applicable only to such Restricted Subsidiary or assets; (5) any encumbrance or restriction existing under or by reason of applicable law, including any applicable laws governing Restricted Subsidiaries of the Company which underwrite and/or reinsure insurance products; (6) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (7) covenants in franchise agreements and/or framework agreements with Manufacturers customary for franchise agreements and/or framework agreements in the automobile retailing industry; (8) any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Restricted Subsidiary permitted to be incurred under this Indenture (including any Vehicle Inventory Indebtedness) (to the extent that such Liens are otherwise incurred in accordance with the provisions of Section 4.12) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid; and (9) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing paragraphs (1) through (8), or in this paragraph (9), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

         Section 4.9       Limitation on Indebtedness.
                           --------------------------

         (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is equal to or greater than 2.0:1.0.

         Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

                    (1) Indebtedness of the Company (and guarantees by Guarantors of such Indebtedness) under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $750 million and (b) the Borrowing Base;

                    (2) Indebtedness of the Company pursuant to the Notes issued on the Issue Date (and any Exchange Notes issued in exchange therefor) and Indebtedness of any Guarantor pursuant to a Guarantee of such Notes;

                    (3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

                    (4) Indebtedness of the Company or a Guarantor owing to a Restricted Subsidiary; provided that any Indebtedness of the Company or a Guarantor owing to a Restricted Subsidiary that is not a Guarantor, except pursuant to the customary cash management procedures of the Company and its Restricted Subsidiaries, is made pursuant to an intercompany note and is unsecured and, other than with respect to Indebtedness owed to AutoNation Cayman Insurance Company, Ltd. with respect to capital and surplus, is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes or such Guarantor's obligations under its guarantee; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this paragraph (4);

                    (5) Indebtedness of a Restricted Subsidiary that is not a Guarantor owing to the Company or another Restricted Subsidiary; provided that (except pursuant to the customary cash management procedures of the Company and its Restricted Subsidiaries) any such Indebtedness is made pursuant to an intercompany note; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this paragraph (5), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this paragraph (5);

                    (6) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 4.16;

                    (7) obligations of the Company or any Guarantor entered into in the ordinary course of business

                    (A) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the payment obligations of such Indebtedness then outstanding,

                    (B) under any Currency Hedging Agreements, relating to (1) Indebtedness of the Company or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or

                    (C) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

                    (8) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition (including in connection with an acquisition of a business by means of stock purchase, merger or otherwise) or development of real or personal, movable or immovable property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this paragraph (8) not to exceed the greater of (a) $100 million and (b) 10% of the Company's Consolidated Tangible Net Worth; provided that the principal amount of any Indebtedness permitted under this paragraph (8) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

                    (9) Vehicle Inventory Indebtedness;

                    (10) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

                    (11) Indebtedness evidenced by letters of credit or similar obligations in the ordinary course of business to support the Company's or any Restricted Subsidiary's insurance or self-insurance obligations for workers' compensation and other similar insurance coverages;

                    (12) Vehicle Receivables Indebtedness;

                    (13) Indebtedness of the Company or any Guarantor under one or more Mortgage Facilities in an aggregate principal amount not to exceed $500 million at any one time outstanding less any amounts outstanding under the lease facility that was established primarily to acquire and develop the Company's former megastore properties;

                    (14) Indebtedness of the Company and its Restricted Subsidiaries in addition to that described by the foregoing paragraphs (1) through (13) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $100 million outstanding at any one time in the aggregate;

                    (15) obligations in respect of letters of credit, performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and

                    (16) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to the ratio test in the first paragraph of clause (a) of this Section 4.9 or described in paragraphs (2) and (3) of this definition of Permitted Indebtedness, including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing.

         (b) For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 4.9, the Company in its sole discretion shall classify or later reclassify in whole or in part such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

         (c) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Redeemable Stock in the form of additional shares of the same class of Redeemable Stock will not be deemed to be an incurrence of Indebtedness.

         Section 4.10      Limitation on Sale of Assets.
                           ----------------------------

         (a) Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash or Cash Equivalents and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by either (a) the Board of Directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive); provided that the amount of:

                  (i) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such transfer that are within 10 days converted, sold or exchanged by the Company or such Restricted Subsidiary into cash (to the extent of the cash received);

                  (ii) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale; and

                  (iii) any payment, or assumption, of Indebtedness which is related to the assets sold in the Asset Sale shall be deemed "cash" for purposes of this provision.

         With respect to an Asset Swap constituting as Asset Sale, the Company or any Restricted Subsidiary shall be required to receive in cash (as such term is deemed to be defined for purposes of this paragraph (a)) or Cash Equivalents an amount equal to 75% of the proceeds of the Asset Sale which do not consist of like-kind assets acquired with the Asset Swap.

         (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Indebtedness under the Credit Facilities, the Mortgage Facilities, the Vehicle Receivables Indebtedness and/or the Vehicle Inventory Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Indebtedness under the Credit Facilities, the Mortgage Facilities, the Vehicle Receivables Indebtedness and/or the Vehicle Inventory Indebtedness, or if no such Indebtedness under the Credit Facilities, the Mortgage Facilities, the Vehicle Receivables Indebtedness and/or the Vehicle Inventory Indebtedness is then outstanding, then the Company or a Restricted Subsidiary may within 30 days before or 365 days after the Asset Sale invest the Net Cash Proceeds in properties and other assets that (as determined by either (a) the Board of Directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in a Permitted Business of the Company or its Restricted Subsidiaries. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

         (c) When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

                  (A) the Company will make an offer to purchase (an "Excess Proceeds Offer") from all holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and

                  (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Excess Proceeds Offer Date") such Offer is consummated (the "Excess Proceeds Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate in clause (d) below Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Excess Proceeds Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

         (d) Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Excess Proceeds Offer. Any Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state: (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.10; (2) the Note Amount, the Excess Proceeds Price and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date"); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest after the Excess Proceeds Payment Date; (5) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (6) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Excess Proceeds Payment Date; (7) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Excess Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Note Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

         (e) On the Excess Proceeds Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer; (2) deposit with the Paying Agent an amount equal to the Excess Proceeds Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

         (f) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Excess Proceeds Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Excess Proceeds Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Liquidated Damages shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

         Section 4.11      Limitation on Transactions with Affiliates.
                           ------------------------------------------

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor) unless such transaction or series of related transactions is entered into in good faith and in writing and

                  (1)      such transaction or series of related
                           transactions is on terms or pursuant to
                           arrangements that existed as of the Issue Date;

                  (2) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party,

                  (3) with respect to any transaction or series of related transactions not covered by clause (1) above involving aggregate value in excess of $10 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with paragraph (2) above, and

                  (4) with respect to any transaction or series of related transactions not covered by paragraph
                           (1) above involving aggregate value in excess of $20 million, either

                           (A) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

                           (B) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this Section 4.11 shall not apply to (i) employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business; (ii) any transaction permitted as a Restricted Payment or Permitted Payment or Permitted Investment pursuant to Section 4.7; (iii) the payment of customary fees to directors of the Company and its Restricted Subsidiaries; (iv) any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements; and (v) loans or advances to officers of the Company in the ordinary course of business not to exceed $2.5 million in any calendar year.

         Section 4.12      Limitation on Liens.
                           -------------------
         The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired thereafter, or assign or convey any right to receive any income or profits therefrom, unless the Notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.

         Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, at such time as the holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

         Section 4.13      Limitation on Unrestricted Subsidiaries.
                           ---------------------------------------

         The Company may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" (a "Designation") only if:

         (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

         (b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 4.7 in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by either (a) the Board of Directors of the Company and evidenced by a board resolution or (b) the Board Designee and evidenced by a certificate (or committee resolution, as the case may be), in each case whose determination shall be conclusive;

         (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
               Section 4.9 at the time of such Designation (assuming the effectiveness of such Designation);

         (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

         (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

         (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

         In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
Section 4.7 for all purposes of this Indenture in the Designation Amount.

         The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

         (a) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in
               Unrestricted Subsidiaries) or

         (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

         The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

         (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

         (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

         (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9.

         All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

         Section 4.14      Corporate Existence.
                           -------------------

         Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Section 4.15      Purchase of Notes upon Change of Control.
                           ----------------------------------------

         If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes (the "Change of Control Payment"), plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date).

         Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each Holder, by first-class mail, postage prepaid, at his, her or its address appearing in the security register. The notice must state, among other things,

               (i) that a Change of Control has occurred and the date of such event;

               (ii) the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

               (iii) the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

               (iv) that any Note not tendered will continue to accrue interest;

               (v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

               (vi) other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

         On the Change of Control Purchase Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be issued in an original principal amount in denominations of $1,000 or an integral multiple thereof. [Prior to complying with the provisions of this
Section 4.15, but in any event within 90 days following the Change of Control, the Company will either repay all outstanding Indebtedness under the Senior Secured Credit Agreement or obtain the requisite consents, if any, under all agreements governing Indebtedness under the Senior Secured Credit Agreement to permit the repurchase of Notes required by this Section 4.15.] The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Liquidated Damages shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

         Section 4.16 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
                           -------------------------------------------

         (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to Section 4.12 and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

         (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiary, (ii) the Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture and (iii) with respect to any Guarantees created after the Issue Date, the release by the holders of the Indebtedness of the Company described in clause (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

         Section 4.17      Suspension Period
                           -----------------

         During the Suspension Period, the provisions of this Indenture under Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.13, 4.15 and the requirement set forth in paragraph (3) of Section 5.1 will no longer be applicable to the Company and its Restricted Subsidiaries.

         "Suspension Period" means the period (a) beginning on the date that:

         (1)   the Notes have Investment Grade ratings;

         (2) no Default and Event of Default has occurred and is continuing; and

         (3) the Company has delivered an Officers' Certificate to the Trustee certifying that the conditions set forth in clauses
               (1) and (2) above are satisfied;

         and (b) ending on the date (the "Reversion Date") that either Moody's or Standard & Poor's ceases to have Investment Grade ratings on the Notes.

         On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to clause (a) of Section 4.9 of this Indenture or one of the clauses set forth in the definition of Permitted Indebtedness (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be so permitted to be incurred pursuant to clause (a) of Section 4.9 of this Indenture or any of the clauses set forth in the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Indebtedness under clause (3) of the definition of Permitted Indebtedness and permitted to be refinanced under clause (16) of the definition of Permitted Indebtedness.

         For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of paragraph (a) of Section 4.7, calculations under that clause will be made with reference to the Issue Date as set forth in that clause. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under such clause (3) and the events specified in subclauses (A) through (F) of such clause (3) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under such clause (3).

         For purposes of Section 4.10, on the Reversion Date, the amount of Excess Proceeds will be reset to zero.


                                 ARTICLE V

                                 SUCCESSORS


         Section 5.1       Consolidation, Merger and Sale of Assets.
                           ----------------------------------------

         The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of Persons, unless at the time and after giving effect thereto

         (1) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and the Registration Rights Agreement, as the case may be, and the Notes and this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity's obligations);

         (2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

         (3) immediately after giving effect to such transaction on a pro forma basis, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.9;

         (4) at the time of the transaction each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

         (5) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

         Section 5.2       Successor Person Substituted.
                           ----------------------------

         In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company will be discharged (other than in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the last balance sheet date available to the Company) of the Company or the Consolidated revenue of the Company (as of the last 12-month period for which financial statements are available)) from all obligations and covenants under this Indenture and the Notes and the Registration Rights Agreement.


                                 ARTICLE VI

                           DEFAULTS AND REMEDIES


         Section 6.1       Events of Default.
                           -----------------

         The occurrence of any of the following will constitute an "Event of Default:"

         (1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

         (2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

         (3) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in paragraph (1), (2) or in clause (b) or (c) of this paragraph (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in Section 5.1; or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.15;

         (4) (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this paragraph (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

         (5) any Guarantee from any Guarantor that is a Significant Restricted Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

         (6) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $25 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance), shall be rendered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

         (7) any holder or holders of at least $25 million in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

         (8) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

         (9)   (a)  the Company or any Significant Restricted Subsidiary
                    commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

               (b) the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

               (c) the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

               (d)  the Company or any Significant Restricted Subsidiary
                    (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or

               (e) the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (9).

         Section 6.2       Acceleration.
                           ------------

         If an Event of Default (other than as specified in clauses (8) and (9) of Section 6.1) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 6.1 occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by appropriate judicial proceedings.

         After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

         (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

         (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past default under this Indenture and its consequences, except a default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder affected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder affected by such modification or amendment.

         No Holder has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee, within such 15-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

         Section 6.3       Other Remedies.
                           --------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.4       Waiver of Past Defaults.
                           -----------------------

         The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Defaults, except a Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.5       Control by Majority.
                           -------------------

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Holders may not enforce this Indenture or the Notes, however, except as provided in this Indenture. In addition, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

         Section 6.6       Limitation on Suits.
                           -------------------

         No individual Holder of any of the Notes has any right to institute any proceeding with respect to this Indenture or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

         Section 6.7       Rights of Holders of Notes to Receive Payment.
                           ---------------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 6.8       Collection Suit by Trustee.
                           --------------------------

         If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.9       Trustee May File Proofs of Claim.
                           --------------------------------

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10      Priorities.
                           ----------

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and counsel for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

         Section 6.11      Undertaking for Costs.
                           ---------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                ARTICLE VII

                                  TRUSTEE


         Section 7.1       Duties of Trustee.
                           -----------------

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and reasonably conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they reasonably conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph
         (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the paragraphs of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 7.2       Rights of Trustee.
                           -----------------

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or purportedly presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its judgment, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times upon reasonable notice to the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         Section 7.3       Individual Rights of Trustee.
                           ----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

         Section 7.4       Trustee's Disclaimer.
                           --------------------

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Section 7.5       Notice of Defaults.
                           ------------------

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes as it appears on the Registrar a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note, the Trustee may withhold the notice if it determines, in good faith, that withholding the notice is in the interests of the Holders of the Notes.

         Section 7.6       Reports by Trustee to Holders of the Notes.
                           ------------------------------------------

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

         Section 7.7       Compensation and Indemnity.
                           --------------------------

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense is determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim which a Responsible Officer has actually received for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company is actually prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

         The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

         Section 7.8       Replacement of Trustee.
                           ----------------------

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (a) the Trustee fails to comply with
Section 7.10; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of the Company.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under
Section 7.7 shall continue for the benefit of the retiring Trustee.

         Section 7.9       Successor Trustee by Merger, etc.
                           --------------------------------

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10      Eligibility; Disqualification.
                           -----------------------------

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

         Section 7.11    Preferential Collection of Claims Against the Company.
                         -----------------------------------------------------

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

         Section 7.12    Trustee's Application for Instructions from the
                         Company.
                         -----------------------------------------------

         Any application by the Trustee for written instructions from the Company, may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                ARTICLE VIII

               DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE


         Section 8.1       Option to Effect Defeasance or Covenant Defeasance.
                           --------------------------------------------------

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this
Article VIII.

         Section 8.2       Defeasance and Discharge.
                           ------------------------

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes and the related Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company, a Guarantor, if applicable, and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.4, and as more fully set forth in such Section 8.4, payments in respect of the principal of, premium, if any, Liquidated Damages, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

         Section 8.3       Covenant Defeasance.
                           -------------------

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17
and the operation of Section 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(3) through 6.1(6) shall not constitute Events of Default.

         Section 8.4       Conditions to Defeasance or Covenant Defeasance.
                           -----------------------------------------------

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 to the outstanding Notes:

                  (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, cash in United States dollars, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, Liquidated Damages, if any, and interest on the outstanding Notes on the Stated Maturity;

                  (b) in the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

                  (c) in the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing either (a) on the date of such deposit (other than a Default or Event of Default solely resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as paragraphs (8) and (9) under the first paragraph under Section
         6.1 are concerned, at any time during the period ending on the 91st day after the date of deposit;

                  (e) such Defeasance or Covenant Defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

                  (f) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument (other than, to the extent set forth in clause (d) above, this Indenture) to which the Company or any Restricted Subsidiary is a party or by which it is bound;

                  (g) such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (i) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes or any Guarantee over the other creditors of either the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of either the Company or the Guarantors or others; and

                  (j) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

         Section 8.5       Deposited Money and U.S. Government Obligations
                           to Be Held in Trust; Other Miscellaneous Provisions.
                           ---------------------------------------------------

         Subject to Section 8.6, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

         Section 8.6       Repayment to the Company.
                           ------------------------

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 8.7       Reinstatement.
                           -------------

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

         Section 8.8       Discharge.
                           ---------

         This Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture and the compensation and indemnification provisions relating to the Trustee) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust with the Trustee or any paying agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,
(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, (c) the Company or any Guarantor has paid or caused to be paid all sums payable under this Indenture by the Company and any Guarantor, and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.


                                 ARTICLE IX

                      AMENDMENT, SUPPLEMENT AND WAIVER


         Section 9.1       Without Consent of Holders of Notes.
                           -----------------------------------

         Notwithstanding Section 9.2, the Company, any Guarantor, any other obligor under the Notes and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of a Note.

         (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture and in the Notes and in any Guarantee in accordance with Section 5.1;

         (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;

         (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes;

         (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under this Trust Indenture Act;

         (e)   to add a Guarantor under this Indenture;

         (f) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

         (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

         Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any of the documents requested by it pursuant to Section 7.2(b), the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its judgment, but shall not be obligated to, enter into such amended or supplemental Indenture.

         Section 9.2       With Consent of Holders of Notes.
                           --------------------------------

         Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.10 and 4.15) or the Notes and/or any Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). Section 2.8 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.2.

         Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of any document requested by it pursuant to Section 7.2(b), the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company and/or the Guarantors with any provision of this Indenture, the Notes or the Notes Guarantees. However, without the consent of each Holder affected, an amendment or waiver under this Section
9.2 may not (with respect to any Notes held by a non-consenting Holder):

         (a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

         (b) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 4.10 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.15, including, in each case, amending, changing or modifying any definitions related thereto;

         (c) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

         (d) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

         (e) except as otherwise permitted under Section 5.1, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

         (f) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee

         Section 9.3       Revocation and Effect of Consents.
                           ---------------------------------

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.4       Notation on or Exchange of Notes.
                           --------------------------------

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.5       Trustee to Sign Amendments, etc.
                           -------------------------------

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not in the judgment of the Trustee adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.


                                 ARTICLE X

                                 GUARANTEES


         Section 10.1      Guarantee.
                           ---------

         Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes will be promptly paid by the Company in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid by the Company in full or performed by the Company, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid by the Company in full when due or performed by the Company in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed or any performance so guaranteed which failure continues for ten days after demand therefor is made to the Company for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment (except as specifically provided in the preceding paragraph), filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands (except as specifically provided in the preceding paragraph) whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Each Guarantor also expressly waives, without any requirement of any notice to or further assent by such Guarantor, to the fullest extent permitted by applicable law, the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms hereof, including, without limitation, Section 10-7-23 and Section 10-7-24 of the Official Code of Georgia Annotated.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee, failing payment when due by the Company which failure continues for ten days after demand therefor is made to the Company. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         Section 10.2      Limitation on Guarantor Liability.
                           ---------------------------------

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

         Section 10.3      Execution and Delivery of Guarantee.
                           -----------------------------------

         To evidence the Guarantees set forth in Section 10.1, the Company hereby agrees to cause a notation of such Guarantee substantially in the form of Exhibit E to be endorsed by manual or facsimile signature by an Officer of each Guarantor on each Note authenticated and delivered by the Trustee and that a supplemental indenture shall be executed on behalf of each Guarantor by its President, Executive or Senior Vice President, Treasurer or one of its Vice Presidents. The Company shall cause all future Guarantors to execute a Supplemental Indenture substantially in the form of Exhibit F.

         Each Guarantor hereby agrees that its Guarantee set forth in
Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer whose signature is on any Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid and obligatory nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by
Section 4.16 hereof the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with
Section 4.16 and this Article X, to the extent applicable; provided that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture (a) will not be subject to the requirements of Section 4.16 and (b) will be released from all obligations under any Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries.

         Section 10.4      Releases Following Sale of Assets or Capital Stock.
                           --------------------------------------------------

         The Guarantee of a Guarantor will be released:

                  (a) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation), if the Company applies the Excess Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10; or

                  (b) in connection with any sale or other disposition or liquidation of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) if such sale or other disposition or liquidation is to, with or into another Guarantor or the Company;

                  (c) in connection with any sale of all or substantially all of the Capital Stock of a Guarantor to any Person that is not an Affiliate of the Company, if the Company applies the Excess Proceeds of that sale in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10; or

                  (d) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with this Indenture.

         The Trustee will provide any written confirmation or evidence of the termination of such Guarantee as reasonably required by the representative of such Guarantor.

         Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

         Section 10.5      Acknowledgment of Manufacturers' Letter Agreements.
                           --------------------------------------------------

         It is hereby acknowledged that the enforcement of certain rights with respect to the Guarantees is subject to the terms and conditions of the Manufacturers' Letter Agreements.

         Section 10.6      Certain California Law Waivers.
                           ------------------------------

         As used in this Section 10.6, any reference to "the principal" includes the Company, and any reference to "the creditor" includes the Holders. In accordance with Section 2856 of the California Civil Code:

         (a) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against the Company or against any collateral or security granted by the Company for any of the Guarantor's obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantor's obligations and against any collateral or security granted by any such other guarantor for any of the Guarantor's obligations until the Guarantor's obligations shall have been indefeasibly paid in full;

         (b) each Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantor's obligations, or to any other guarantor of any of the Guarantor's obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

         (c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantee obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantor's obligations, has destroyed Guarantor's rights of contribution against such other guarantor.

         No other provision of this Article X shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 10.6. In accordance with Section 11.8 hereof, the Guarantees shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York. This Section 10.6 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to the Guarantees or to any of the Guarantor's obligations.


                                 ARTICLE XI

                               MISCELLANEOUS


         Section 11.1      Trust Indenture Act Controls.
                           ----------------------------

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

         Section 11.2      Notices.
                           -------

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), or sent by telecopier or overnight courier guaranteeing next day delivery, to the other's address.

         If to the Company and/or any Guarantor:

                  AutoNation, Inc.
                  AutoNation Tower
                  110 S.E. 6th Street
                  Fort Lauderdale, Florida  33301
                  Attention:  Chief Financial Officer

         With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 W. Wacker Drive, Suite 2100
                  Chicago, Illinois  60606
                  Attention:  Gary Cullen, Esq.

         If to the Trustee:

                  Wells Fargo Bank Minnesota, National Association 213 Court Street
                  Suite 902
                  Middletown, Connecticut  06457
                  Telecopier No.:  (860) 704-6219
                  Attention:  Corporate Trust Services
                  Re:  AutoNation, Inc.

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 11.3 Communication by Holders of Notes with Other Holders of Notes.
                           -------------------------------------------

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         Section 11.4      Certificate and Opinion as to Conditions Precedent.
                           --------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         Section 11.5      Statements Required in Certificate or Opinion.
                           ---------------------------------------------

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         Section 11.6      Rules by Trustee and Agents.
                           ---------------------------

         The Trustee may make reasonable rules for action by or at a meeting of Holders.

         The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 11.7 No Personal Liability of Directors, Officers, Employees and Stockholders.
                           --------------------------------------------

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, this Indenture, the Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         Section 11.8      Governing Law.
                           -------------

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

         Section 11.9      No Adverse Interpretation of Other Agreements.
                           ---------------------------------------------

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 11.10     Successors.
                           ----------

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         Section 11.11     Severability.
                           ------------

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.12     Counterpart Originals; Acceptance by Trustee.
                           --------------------------------------------

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The Trustee hereby accepts the trusts in this Indenture declared or provided, upon the terms and conditions hereinabove set forth.

         Section 11.13     Table of Contents, Headings, etc.
                           --------------------------------

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                       [Signatures on following page]


                                               SIGNATURES

Dated as of August 10, 2001
                                         AUTONATION, INC.


                                         By:  /s/ Marc Bourhis
                                              --------------------------------
                                              Name:   Marc Bourhis
                                              Title:  Vice President and
                                                      Treasurer


                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION, as Trustee


                                         By:  /s/ Robert L. Reynolds
                                              --------------------------------
                                              Name:  Robert L. Reynolds
                                              Title: Vice President


                                         7 ROD REAL ESTATE NORTH, A LIMITED
                                           LIABILITY COMPANY
                                         7 ROD REAL ESTATE SOUTH, A LIMITED
                                           LIABILITY COMPANY
                                         ABRAHAM CHEVROLET-MIAMI, INC.
                                         ABRAHAM CHEVROLET-TAMPA, INC.
                                         ACER FIDUCIARY, INC.
                                         AIRPORT DODGE, INC.
                                         ALBERT BERRY MOTORS, INC.
                                         AL MAROONE FORD, LLC
                                         ALL-STATE RENT A CAR, INC.
                                         ALLIED 2000 COLLISION CENTER, INC.
                                         ALLISON BAVARIAN
                                         AMERICA'S CAR STOP
                                         AMERICAN WAY MOTORS, INC.
                                         AN/CF ACQUISITION CORP.
                                         AN/FGJE ACQUISITION CORP.
                                         AN/FMK ACQUISITION CORP.
                                         AN/MF ACQUISITION CORP.
                                         AN/MNI ACQUISITION CORP.
                                         AN/PF ACQUISITION CORP.
                                         AN/STD ACQUISITION CORP.
                                         ANDERSON CHEVROLET
                                         ANDERSON CHEVROLET - LOS GATOS, INC.
                                         ANDERSON CUPERTINO, INC.
                                         ANDERSON DEALERSHIP GROUP
                                         ANYTHING ON WHEELS, LTD.
                                         APPLEWAY CHEVROLET, INC.
                                         ATRIUM RESTAURANTS, INC.
                                         AUTO AD AGENCY, INC.
                                         AUTO ADVERTISING SERVICES, INC.
                                         AUTO CAR, INC.
                                         AUTO HOLDING CORP.
                                         AUTO MISSION LTD.
                                         AUTO WEST, INC.
                                         AUTONATION BENEFITS COMPANY, INC.
                                         AUTONATION CHRYSLER PLYMOUTH GP, INC.
                                         AUTONATION CHRYSLER PLYMOUTH JEEP
                                           OF NORTH HOUSTON, L.P.
                                         AUTONATION CHRYSLER PLYMOUTH LP, INC.
                                         AUTONATION CORPORATE MANAGEMENT
                                           COMPANY
                                         AUTONATION DENVER MANAGEMENT, INC.
                                         AUTONATION DODGE OF PEMBROKE PINES,
                                           INC.
                                         AUTONATION DODGE OF SAN ANTONIO-GP,
                                           INC.
                                         AUTONATION DODGE OF SAN ANTONIO, L.P.
                                         AUTONATION DODGE OF SAN ANTONIO-LP,
                                           INC.
                                         AUTONATION DS INVESTMENTS, INC.
                                         AUTONATION ENTERPRISES INCORPORATED
                                         AUTONATION FINANCIAL SERVICES CORP.
                                         AUTONATION HOLDING CORP.
                                         AUTONATION IMPORTS NORTHWEST, INC.
                                         AUTONATION IMPORTS OF LITHIA SPRINGS,
                                           INC.
                                         AUTONATION IMPORTS OF LONGWOOD, INC.
                                         AUTONATION IMPORTS OF PALM BEACH, INC.
                                         AUTONATION IMPORTS OF WINTER PARK, INC.
                                         AUTONATION INSURANCE COMPANY
                                         AUTONATION LM HOLDING CORPORATION
                                         AUTONATION MOTORS OF LITHIA SPRINGS,
                                           INC.
                                         AUTONATION PARK ASSOCIATION, INC.
                                         AUTONATION REALTY CORPORATION
                                         AUTONATION USA CORPORATION
                                         AUTONATION USA OF PERRINE, INC.
                                         AUTONATION USA OF VIRGINIA BEACH, LLC
                                         AUTONATIONDIRECT.COM, INC.
                                         B-S-P AUTOMOTIVE, INC.
                                         BANKSTON AUTO, INC.
                                         BANKSTON CJ GP, INC.
                                         BANKSTON CJ LP, INC.
                                         BANKSTON CHRYSLER JEEP OF FRISCO, L.P.
                                         BANKSTON FORD OF FRISCO, LTD. CO.
                                         BANKSTON NISSAN IN IRVING, INC.
                                         BANKSTON NISSAN LEWISVILLE, INC.
                                         BARGAIN RENT-A-CAR
                                         BATFISH AUTO, LLC
                                         BATFISH, LLC
                                         BBCSS, INC.
                                         BEACH CITY CHEVROLET COMPANY, INC.
                                         BEACON MOTORS, INC.
                                         BELL DODGE, L.L.C
                                         BENGAL MOTOR COMPANY, LTD
                                         BENGAL MOTORS, INC.
                                         BILL AYARES CHEVROLET, INC.
                                         BILL WALLACE ENTERPRISES, INC.
                                         BLEDSOE DODGE, LLC
                                         BOB TOWNSEND FORD, INC.
                                         BODY SHOP HOLDING CORP.
                                         BOSC AUTOMOTIVE REALTY, INC.
                                         BROWN & BROWN CHEVROLET, INC.
                                         BROWN & BROWN CHEVROLET - SUPERSTITION
                                           SPRINGS, LLC
                                         BROWN & BROWN NISSAN, INC.
                                         BROWN & BROWN NISSAN MESA, L.L.C.
                                         BUICK MART, INC.
                                         BUICK MART LIMITED PARTNERSHIP
                                         BULL MOTORS, LLC
                                         C-CAR AUTO WHOLESALERS, INC.
                                         C. GARRETT, INC.
                                         CARLISLE MOTORS, LLC
                                         CARWELL, LLC
                                         CENTRAL MOTOR COMPANY, LTD
                                         CENTRAL MOTORS, INC.
                                         CERRITOS BODY WORKS, INC.
                                         CERRITOS IMPORTS, INC.
                                         CHAMPION CHEVROLET, LLC
                                         CHAMPION FORD, INC.
                                         CHAMPION PLANNING, INC.
                                         CHARLIE HILLARD, INC.
                                         CHARLIE THOMAS AUTO SALES, INC.
                                         CHARLIE THOMAS CHEVROLET, INC.
                                         CHARLIE THOMAS CHRYSLER-PLYMOUTH, INC.
                                         CHARLIE THOMAS COURTESY LEASING, INC.
                                         CHARLIE THOMAS FORD, INC.
                                         CHARLIE THOMAS' COURTESY FORD, INC.
                                         CHESROWN AUTO, LLC
                                         CHESROWN CHEVROLET, LLC
                                         CHESROWN COLLISION CENTER, INC.
                                         CHESROWN FORD, INC.
                                         CHEVROLET WORLD, INC.
                                         CHUCK CLANCY FORD OF MARIETTA, INC.
                                         CLEBURNE MOTOR COMPANY, INC.
                                         COASTAL CADILLAC, INC.
                                         COLONIAL IMPORTS, INC.
                                         CONSUMER CAR CARE CORPORATION
                                         CONTEMPORARY CARS, INC.
                                         COOK-WHITEHEAD FORD, INC.
                                         COOK-WHITEHEAD FORD, LLC
                                         CORPORATE PROPERTIES HOLDING, INC.
                                         COSTA MESA CARS, INC.
                                         COURTESY AUTO GROUP, INC.
                                         COURTESY WHOLESALE CORPORATION
                                         COVINGTON PIKE MOTORS, INC.
                                         CREDIT MANAGEMENT ACCEPTANCE
                                           CORPORATION
                                         CROSS-CONTINENT AUTO RETAILERS, INC.
                                         CT INTERCONTINENTAL, INC.
                                         CT MOTORS, INC.
                                         D/L MOTOR COMPANY
                                         D/L MOTOR-HO, INC.
                                         DEAL DODGE OF DES PLAINES, INC.
                                         DEALERSHIP ACCOUNTING SERVICES, INC.
                                         DEALERSHIP PROPERTIES, INC.
                                         DEALERSHIP REALTY CORPORATION
                                         DESERT BUICK-GMC MANAGEMENT GROUP,
                                           INC.
                                         DESERT BUICK-GMC TRUCKS, L.L.C
                                         DESERT CHRYSLER-PLYMOUTH, INC.
                                         DESERT DODGE, INC.
                                         DESERT GMC-EAST, INC.
                                         DESERT GMC, L.L.C
                                         DESERT LINCOLN-MERCURY, INC.
                                         DOBBS BROTHERS BUICK-PONTIAC, INC.
                                         DOBBS FORD, INC.
                                         DOBBS FORD OF MEMPHIS, INC.
                                         DOBBS MOBILE BAY, INC.
                                         DOBBS MOTORS OF ARIZONA, INC.
                                         DODGE OF BELLEVUE, INC.
                                         DON-A-VEE JEEP EAGLE, INC.
                                         DON MEALEY CHEVROLET, INC.
                                         DON MEALEY IMPORTS, INC.
                                         DON MEALEY OLDSMOBILE, INC.
                                         DOWNERS GROVE DODGE, INC.
                                         DRIVER'S MART WORLDWIDE, INC.
                                         EASTGATE FORD, INC.
                                         ED MULLINAX FORD, INC.
                                         ED MULLINAX, INC.
                                         EDGREN MOTOR COMPANY, INC.
                                         EL MONTE IMPORTS, INC.
                                         EL MONTE MOTORS, INC.
                                         ELMHURST AUTO MALL, INC.
                                         ELMHURST DODGE, INC.
                                         EMICH CHRYSLER PLYMOUTH, LLC
                                         EMICH DODGE, LLC
                                         EMICH LINCOLN-MERCURY, LLC
                                         EMICH LINCOLN-MERCURY, INC.
                                         EMICH OLDSMOBILE, LLC
                                         EMICH SUBARU WEST, LLC
                                         EMPIRE SERVICES AGENCY, INC.
                                         FINANCIAL SERVICES, INC.
                                         FIRST TEAM AUTOMOTIVE CORP.
                                         FIRST TEAM FORD, LTD
                                         FIRST TEAM FORD OF MANATEE, LTD.
                                         FIRST TEAM IMPORTS, LTD.
                                         FIRST TEAM INFINITI, LTD.
                                         FIRST TEAM JEEP EAGLE, CHRYSLER-
                                           PLYMOUTH, LTD.
                                         FIRST TEAM MANAGEMENT, INC.
                                         FIRST TEAM PREMIER, LTD.
                                         FIT KIT, INC.
                                         FLEMINGTON LAND ROVER, LLC
                                         FLORIDA AUTO CORP.
                                         FORD OF GARDEN GROVE LIMITED
                                           PARTNERSHIP
                                         FORD OF KIRKLAND, INC.
                                         FOX BUICK/ISUZU, INC.
                                         FOX CHEVROLET, INC.
                                         FOX HYUNDAI, INC.
                                         FOX, INC.
                                         FRED OAKLEY MOTORS, INC.
                                         FT. LAUDERDALE NISSAN, INC.
                                         G.B. IMPORT SALES & SERVICE, LLC
                                         GENE EVANS FORD, LLC
                                         GEORGE SUTHERLIN NISSAN, INC
                                         GOLF MILL FORD, INC.
                                         GOVERNMENT BLVD. MOTORS, INC.
                                         GULF MANAGEMENT, INC.
                                         H'S AUTO BODY, INC.
                                         HAYWARD DODGE, INC.
                                         HILLARD AUTO GROUP, INC.
                                         HOLLYWOOD IMPORTS LIMITED, INC.
                                         HOLLYWOOD KIA, INC.
                                         HORIZON CHEVROLET, INC.
                                         HOUSE OF IMPORTS, INC.
                                         HOUSTON AUTO IMPORTS GREENWAY, LTD.
                                         HOUSTON AUTO IMPORTS NORTH, LTD.
                                         HOUSTON IMPORTS GREENWAY-GP, INC.
                                         HOUSTON IMPORTS GREENWAY-LP, INC.
                                         HOUSTON IMPORTS NORTH-GP, INC.
                                         HOUSTON IMPORTS NORTH-LP, INC.
                                         HUB MOTOR CO.
                                         IRVINE IMPORTS, INC.
                                         IRVINE TOYOTA/NISSAN/VOLVO LIMITED
                                           PARTNERSHIP
                                         J-R ADVERTISING COMPANY
                                         J-R-M MOTORS COMPANY NORTHWEST, LLC
                                         J-R MOTORS COMPANY CENTRAL LLC
                                         J-R MOTORS COMPANY NORTH
                                         J-R MOTORS COMPANY SOUTH
                                         JEMAUTCO, INC.
                                         JERRY GLEASON CHEVROLET, INC.
                                         JERRY GLEASON DODGE, INC.
                                         JIM QUINLAN CHEVROLET CO.
                                         JIM QUINLAN, FORD LINCOLN-MERCURY, INC.
                                         JOE MACPHERSON FORD
                                         JOE MACPHERSON IMPORTS NO.1
                                         JOE MACPHERSON INFINITI
                                         JOE MACPHERSON OLDSMOBILE
                                         JOHN M. LANCE FORD, LLC
                                         JRJ INVESTMENTS, INC.
                                         KELNAT ADVERTISING, LTD. CO.
                                         KENYON DODGE, INC.
                                         KING'S CROWN FORD, INC.
                                         KIRKLAND PONTIAC-BUICK-GMC, INC.
                                         KLJ OF NEVADA, INC.
                                         L.P. EVANS MOTORS, INC.
                                         L.P. EVANS MOTORS WPB, INC.
                                         LANCE CHILDREN, INC.
                                         LES MARKS CHEVROLET, INC.
                                         LEW WEBB'S FORD, INC.
                                         LEW WEBB'S IRVINE NISSAN, INC.
                                         LEXUS OF CERRITOS LIMITED PARTNERSHIP
                                         LGS HOLDING COMPANY
                                         LOU GRUBB CHEVROLET-ARROWHEAD, INC.
                                         LOU GRUBB CHEVROLET, L.L.C
                                         LOU GRUBB FORD, L.L.C
                                         LOVERN, INC.
                                         MC/RII, LLC
                                         M S AND S TOYOTA, INC.
                                         MACHOWARD LEASING
                                         MACPHERSON ENTERPRISES, INC.
                                         MAGIC ACQUISITION CORP.
                                         MANHATTAN MOTORS, INC.
                                         MARKS FAMILY DEALERSHIPS, INC.
                                         MARKS TRANSPORT, INC.
                                         MAROONE CAR AND TRUCK RENTAL COMPANY
                                         MAROONE CHEVROLET FT. LAUDERDALE, INC.
                                         MAROONE CHEVROLET, LLC
                                         MAROONE DODGE, LLC
                                         MAROONE DODGE POMPANO, INC.
                                         MAROONE FORD, LLC
                                         MAROONE ISUZU, LLC
                                         MAROONE JEEP-EAGLE, INC.
                                         MAROONE MANAGEMENT SERVICES, INC
                                         MAROONE OLDSMOBILE II, INC.
                                         MAROONE OLDSMOBILE, LLC
                                         MARSHALL LINCOLN-MERCURY, INC.
                                         MEALEY HOLDINGS, INC.
                                         MECHANICAL WARRANTY PROTECTION, INC.
                                         METRO CHRYSLER JEEP, INC.
                                         MIDWAY CHEVROLET, INC.
                                         MIKE HALL CHEVROLET, INC.
                                         MIKE SHAD CHRYSLER PLYMOUTH JEEP
                                           EAGLE, INC.
                                         MIKE SHAD FORD, INC.
                                         MILLER-SUTHERLIN AUTOMOTIVE, LLC
                                         MISSION BLVD. MOTORS, INC.
                                         MR. WHEELS, INC.
                                         MULLINAX EAST, INC.
                                         MULLINAX FORD NORTH CANTON, INC.
                                         MULLINAX FORD SOUTH, INC.
                                         MULLINAX LINCOLN-MERCURY, INC.
                                         MULLINAX MANAGEMENT, INC.
                                         MULLINAX OF MAYFIELD, INC.
                                         MULLINAX USED CARS, INC.
                                         NEWPORT BEACH CARS, LLC
                                         NICHOLS FORD, INC.
                                         NISSAN OF BRANDON, INC.
                                         NORTHPOINT CHEVROLET, INC.
                                         NORTHPOINT FORD, INC.
                                         NORTHWEST FINANCIAL GROUP, INC.
                                         ONTARIO DODGE, INC.
                                         ORANGE COUNTY AUTOMOTIVE IMPORTS, LLC
                                         ORLANDO IMPORTS, INC.
                                         PAYTON-WRIGHT FORD SALES, INC.
                                         PEYTON CRAMER AUTOMOTIVE
                                         PEYTON CRAMER FORD
                                         PEYTON CRAMER INFINITI
                                         PEYTON CRAMER JAGUAR
                                         PEYTON CRAMER LINCOLN-MERCURY
                                         PIERCE AUTOMOTIVE CORPORATION
                                         PIERCE, LLC
                                         PITRE BUICK-PONTIAC-GMC OF SCOTTSDALE,
                                           INC.
                                         PITRE CHRYSLER-PLYMOUTH-JEEP OF BELL,
                                           INC.
                                         PITRE CHRYSLER-PLYMOUTH-JEEP OF
                                           SCOTTSDALE, INC.
                                         PITRE ISUZU-SUBARU-HYUNDAI OF
                                           SCOTTSDALE, INC.
                                         PITRE KIA OF SCOTTSDALE, INC.
                                         PLAINS CHEVROLET, INC.
                                         PMWQ, INC.
                                         PMWQ, LTD.
                                         PORT CITY IMPORTS-HO, INC.
                                         PORT CITY IMPORTS, INC.
                                         PORT CITY PONTIAC-GMC TRUCKS, INC.
                                         PRIME AUTO RESOURCES, INC.
                                         QUALITY NISSAN, INC.
                                         QUANTUM PREMIUM FINANCE CORPORATION
                                         QUINLAN MOTORS, INC.
                                         R. COOP LIMITED
                                         R.L. BUSCHER II, INC.
                                         R.L. BUSCHER III, INC.
                                         REAL ESTATE HOLDINGS, INC.
                                         REPUBLIC ANDERSON INVESTMENT GROUP,
                                           INC.
                                         REPUBLIC DM PROPERTY ACQUISITION CORP.
                                         REPUBLIC RESOURCES COMPANY (RRC)
                                         REPUBLIC RISK MANAGEMENT SERVICES, INC.
                                         REPUBLIC OF ROCHESTER, INC.
                                         RESOURCES AVIATION, INC.
                                         RI/ASC ACQUISITION CORP.
                                         RI/BB ACQUISITION CORP.
                                         RI/BBNM ACQUISITION CORP
                                         RI/BRC REAL ESTATE CORP.
                                         RI/CC ACQUISITION CORP.
                                         RI/DM ACQUISITION CORP.
                                         RI/HGMC ACQUISITION CORP.
                                         RI/HOLLYWOOD NISSAN ACQUISITION CORP.
                                         RI/LLC-2 ACQUISITION CORP.
                                         RI/LLC ACQUISITION CORP.
                                         RI MERGER CORP.
                                         RI/PII ACQUISITION CORP.
                                         RI/RMC ACQUISITION CORP
                                         RI/RMP ACQUISITION CORP.
                                         RI/RMT ACQUISITION CORP.
                                         RI/SBC ACQUISITION CORP.
                                         RI SHELF CORP.
                                         RI/WFI ACQUISITION CORPORATION
                                         RII MANAGEMENT COMPANY
                                         ROSECRANS INVESTMENTS, LLC
                                         ROSEVILLE MOTOR CORPORATION
                                         RRM CORPORATION, INC.
                                         RSHC, INC.
                                         SAHARA IMPORTS, INC.
                                         SAHARA NISSAN, INC.
                                         SANTA ANA AUTO CENTER
                                         SAUL CHEVROLET, INC.
                                         SCM REALTY II, INC.
                                         SCM REALTY, INC.
                                         SERVICE STATION HOLDING CORP.
                                         SGSCP LIMITED PARTNERSHIP
                                         SHAMROCK FORD, INC.
                                         SIX JAYS LLC
                                         SMI MOTORS, INC.
                                         SMYTHE EUROPEAN, INC.
                                         SOUTHEAST LEASE CAR, INC.
                                         SOUTHTOWN FORD, INC.
                                         SOUTHWEST DODGE, LLC
                                         SPIT FIRE PROPERTIES, INC.
                                         SPOKANE MITSUBISHI DEALERS ADVERTISING
                                           ASSOCIATION, INC.
                                         STAR MOTORS, LLC
                                         STEAKLEY CHEVROLET, INC.
                                         STEEPLECHASE MOTOR COMPANY
                                         STEVE MOORE CHEVROLET DELRAY, LLC
                                         STEVE MOORE CHEVROLET, LLC
                                         STEVE MOORE, LLC
                                         STEVE MOORE'S BUY-RIGHT AUTO CENTER,
                                           INC.
                                         STEVE RAYMAN PONTIAC-BUICK-GMC-TRUCK,
                                           LLC
                                         STEVENS CREEK MOTORS, INC.
                                         SUNRISE NISSAN OF JACKSONVILLE, INC.
                                         SUNRISE NISSAN OF ORANGE PARK, INC.
                                         SUNSET PONTIAC-GMC, INC.
                                         SUNSET PONTIAC-GMC TRUCK SOUTH, INC.
                                         SUPERIOR NISSAN, INC.
                                         SUTHERLIN CHRYSLER-PLYMOUTH JEEP-
                                           EAGLE, LLC
                                         SUTHERLIN IMPORTS, INC.
                                         SUTHERLIN IMPORTS, LLC
                                         SUTHERLIN NISSAN, LLC
                                         SUTHERLIN NISSAN OF TOWN CENTER, INC.
                                         T-FIVE, INC.
                                         T-WEST SALES & SERVICE, INC.
                                         TALLAHASSEE AUTOMOTIVE GROUP, INC.
                                         TALLAHASSEE CHRYSLER PLYMOUTH, INC.
                                         TARTAN ADVERTISING, INC.
                                         TASHA INCORPORATED
                                         TAYLOR JEEP EAGLE, LLC
                                         TEAM DODGE, INC.
                                         TERRY YORK MOTOR CARS, LTD.
                                         TEXAN FORD, INC.
                                         TEXAN FORD SALES, INC.
                                         TEXAN LINCOLN-MERCURY, INC.
                                         THE CONSULTING SOURCE, INC.
                                         THE PIERCE CORPORATION II, INC.
                                         TORRANCE NISSAN, LLC
                                         TOUSLEY FORD, INC.
                                         TOWN & COUNTRY CHRYSLER JEEP, INC.
                                         TOYOTA CERRITOS LIMITED PARTNERSHIP
                                         TRIANGLE CORPORATION
                                         VALENCIA DODGE
                                         VALENCIA LINCOLN-MERCURY, INC.
                                         VALLEY CHEVROLET, INC.
                                         VANDERBEEK MOTORS, INC.
                                         VANDERBEEK OLDS/GMC TRUCK, INC.
                                         VILLAGE MOTORS, LLC
                                         VINCE WIESE CHEVROLET, INC.
                                         W.O. BANKSTON ENTERPRISES, INC.
                                         W.O. BANKSTON LINCOLN-MERCURY, INC.
                                         W.O. BANKSTON NISSAN, INC.
                                         W.O. BANKSTON PAINT AND BODY, INC.
                                         WALLACE DODGE, LLC
                                         WALLACE FORD, LLC
                                         WALLACE IMPORTS, INC.
                                         WALLACE LINCOLN-MERCURY, LLC
                                         WALLACE NISSAN, LLC
                                         WEBB AUTOMOTIVE GROUP, INC.
                                         WEST COLTON CARS, INC.
                                         WEST SIDE MOTORS, INC.
                                         WESTGATE CHEVROLET, INC.
                                         WOODY CAPITAL INVESTMENT COMPANY II
                                         WOODY CAPITAL INVESTMENT COMPANY III
                                         WORKING MAN'S CREDIT PLAN, INC.
                                         YORK ENTERPRISES SOUTH, INC.


                                         By:  /s/ Marc Bourhis
                                              ------------------------------
                                              Name:   Marc Bourhis
                                              Title:  Treasurer



                                EXHIBIT A-1

                               (Face of Note)

=============================================================================

                                                               CUSIP:

                          9% Senior Notes due 2008


No.:_______________                                            $______________

                              AutoNation, Inc.


promises to pay to _______________________________________________or
registered assigns, the principal sum
of______________________________________________ Dollars on August 1, 2008.


Interest Payment Dates:  February 1 and August 1, commencing February 1, 2002.

Record Dates:  January 15 and July 15.


                                          Dated:____________________________

                                          AUTONATION, INC.


                                          By:  _____________________________
                                               Name:
                                               Title:




This is one of the
Notes referred to
in the within-mentioned
Indenture:

Wells Fargo Bank Minnesota,
  National Association,
as Trustee


By:  _________________________
     Authorized Signatory


=============================================================================




                               (Back of Note)
                          9% Senior Notes due 2008


[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. AutoNation, Inc. promises to pay interest on the principal amount of this Note at 9% per annum from February 1, 2002 until maturity and shall pay the Liquidated Damages payable pursuant to Section 2(e) of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of August 10, 2001 (as amended, the "Indenture") between the Company, each of the Guarantors named in the Indenture and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the 11 "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. Optional Redemption. Except as described below, the Notes will not be redeemable by the Company prior to maturity.

         At any time prior to August 1, 2004, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including subsequent Series Notes, if any) at a redemption price equal to 109% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption within 60 days of the closing of the Public Equity Offering.

         "Public Equity Offering" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company with gross cash proceeds to the Company of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         6. Repurchase Upon Change of Control. If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes (the "Change of Control Payment"), plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

         Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

         (i) that a Change of Control has occurred and the date of such event;

         (ii) the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

         (iii) the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

         (iv) that any Note not tendered will continue to accrue interest;

         (v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

         (vi) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

         7. Notice of Optional Redemption. Notice of redemption pursuant to Paragraph 5 of this Note will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes: (i) to evidence the succession of another Person to the Company, a Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Guarantor in the Indenture and in the Notes and in any Guarantee in accordance with Article 5 of the Indenture; (ii) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;
(iii) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes; (iv) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under this TIA; (v) to add a Guarantor under this Indenture; (vi) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or (vii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security is required to be granted to the trustee pursuant to this Indenture or otherwise.

         11. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all Notes then outstanding, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

         12. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         14. Guarantees. Assuming certain conditions described in the Indenture have been satisfied, this Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         15. Authentication. This Note shall not be valid or obligatory until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights of Holders of Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: AutoNation, Inc., AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301, Telecopier No.: (954) 769-6340, Attention: General Counsel.



                              ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-----------------------------------------------------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)


and irrevocably appoint_______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

-----------------------------------------------------------------------------

Date:__________________

                                    Your Signature:
                                                   -----------------------
                                                   (Sign exactly as your name
                                                   appears on the Note)


SIGNATURE GUARANTEE


---------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program




                     OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          | |   Section 4.10                     |  |    Section 4.15


         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$--------------------

-----------------------------------------------------------------------------
Date:                                       Your Signature:
              (Sign exactly as your name appears on the Note)


                                Tax Identification No:_____________________


SIGNATURE GUARANTEE


--------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program



          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                               Amount of             Amount of          Principal Amount         Signature of
                              decrease in           increase in              of this              authorized
                               Principal             Principal             Global Note           signatory of
                               Amount of             Amount of           following such           Trustee or
   Date of Exchange        this Global Note       this Global Note        decrease (or             Custodian
                                                                            increase)








                                EXHIBIT A-2
                (Face of Regulation S Temporary Global Note)

=============================================================================
                                                                    CUSIP:
                                                                    ISIN:

                          9% Senior Notes due 2008


No.:_______________                                           $______________

                              AutoNation, Inc.


promises to pay to __________________________________________________or
registered assigns, the principal sum
of_________________________________________________ Dollars on August 1,
2008.


Interest Payment Dates: February 1 and August 1, commencing February 1, 2002. Record Dates: January 15 and July 15.


                                       Dated:________________________________


                                       AUTONATION, INC.


                                       By: __________________________________
                                           Name:
                                           Title:


This is one of the
Notes referred to in
the within-mentioned Indenture:

Wells Fargo Bank Minnesota,
National Association,
as Trustee


By:
     ---------------------------------------
     Authorized Signatory


=============================================================================
                (Back of Regulation S Temporary Global Note)
                          9% Senior Notes due 2008

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. AutoNation, Inc. promises to pay interest on the principal amount of this Note at 9% per annum from February 1, 2002 until maturity and shall pay the Liquidated Damages payable pursuant to Section 2(e) of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of August 10, 2001 (as amended, the "Indenture") between the Company, each of the Guarantors named in the Indenture and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the 11 "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. Optional Redemption. Except as described below, the Notes will not be redeemable by the Company prior to maturity.

         At any time prior to August 1, 2004, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including subsequent Series Notes, if any) at a redemption price equal to 109% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption within 60 days of the closing of the Public Equity Offering.

         "Public Equity Offering" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company with gross cash proceeds to the Company of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         6. Repurchase Upon Change of Control. If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes (the "Change of Control Payment"), plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

         Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

         (i) that a Change of Control has occurred and the date of such event;

         (ii) the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

         (iii) the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

         (iv) that any Note not tendered will continue to accrue interest;

         (v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

         (vi) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

         7. Notice of Optional Redemption. Notice of redemption pursuant to Paragraph 5 of this Note will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes: (i) to evidence the succession of another Person to the Company, a Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Guarantor in the Indenture and in the Notes and in any Guarantee in accordance with Article 5 of the Indenture; (ii) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;
(iii) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes; (iv) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under this TIA; (v) to add a Guarantor under this Indenture; (vi) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or (vii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security is required to be granted to the trustee pursuant to this Indenture or otherwise.

         11. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all Notes then outstanding, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

         12. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         14. Guarantees. Assuming certain conditions described in the Indenture have been satisfied, this Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         15. Authentication. This Note shall not be valid or obligatory until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights of Holders of Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: AutoNation, Inc., AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301, Telecopier No.: (954) 769-6340, Attention: General Counsel.



                              ASSIGNMENT FORM

To assign this Note, fill in the form below: (1) or (we) assign and transfer this Note to

---------------------------------------------------------------------------
               (Insert assignee's soc. sec. or tax I.D. no.)

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
           (Print or type assignee's name, address and zip code)

and irrevocably appoint_____________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

----------------------------------------------------------------------------

Date:__________________

                                      Your Signature:
                                                     ---------------------
                                                     Sign exactly as your
                                                     name appears on the Note)


SIGNATURE GUARANTEE


-----------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program



                     OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            | |   Section 4.10                    | |   Section 4.15


         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$------------------------

-----------------------------------------------------------------------------
Date:                                       Your Signature:
              (Sign exactly as your name appears on the Note)


                                 Tax Identification No:
                                                        --------------------


SIGNATURE GUARANTEE


--------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program



           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                               Amount of             Amount of          Principal Amount         Signature of
                              decrease in           increase in              of this              authorized
                               Principal             Principal             Global Note           signatory of
                               Amount of             Amount of           following such           Trustee or
                           this Global Note       this Global Note        decrease (or             Custodian
   Date of Exchange                                                         increase)






                                 EXHIBIT B
                      FORM OF CERTIFICATE OF TRANSFER

AutoNation, Inc.
AutoNation Tower
110 S.E. 6th Street
Fort Lauderdale, Florida  33301

Wells Fargo Bank Minnesota, National Association
213 Court Street
Suite 902
Middletown, Connecticut  06457
Telecopier No. (860) 704-6219
Attention:  Corporate Trust Services
Re:  AutoNation, Inc.


                        Re: 9% Senior Notes due 2008

                           (CUSIP [         ] and [         ])

         Reference is hereby made to the Indenture, dated as of August 10, 2001, (as amended, the "Indenture"), between AutoNation, Inc., as issuer (the "Company"), each of the Guarantors named in the Indenture, as Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________(the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____________in such Note[s] or interests (the "Transfer"), to____________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. | | Check if Transferee will take delivery of a beneficial interest in a 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. | | Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. | | Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) | | such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                     or


               (b) | | such Transfer is being effected to the Company or to a Subsidiary thereof;

                                     or

               (c) | | such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                     or

               (d) | | such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. | | Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.

         (a) | |   Check if Transfer is pursuant to Rule 144. (i) The
Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance, with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) | |   Check if Transfer is pursuant to Regulation S. (i) The
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) | | Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                               -------------------------------
                                               [Insert Name of Transferor]


                                               By:
                                                  --------------------------
                                                  Name:
                                                  Title:


                     ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:


                                [CHECK ONE]


                  (a)  | |   a beneficial interest in the:

                  (i)    | |  144A Global Note (CUSIP 89579VAA3), or

                  (ii)   | |  Regulation S Global Note (CUSIP U89557AA7), or

                  (b)  | |    a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

                                [CHECK ONE]

                  (a)   | |   a beneficial interest in the:

                  (i)  | |  144A Global Note (CUSIP 89579VAA3), or

                  (ii) | |  Regulation S Global Note (CUSIP U89557AA7), or

                  (iii) | | Unrestricted Global Note (CUSIP 89579VAA3); or

                  (b)   | |     a Restricted Definitive Note; or

                  (c)   | |     an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.



                                 EXHIBIT C
                      FORM OF CERTIFICATE OF EXCHANGE

AutoNation, Inc.
AutoNation Tower
110 S.E. 6th Street
Fort Lauderdale, Florida  33301

Wells Fargo Bank Minnesota, National Association
213 Court Street
Suite 902
Middletown, Connecticut  06457
Telecopier No. (860) 704-6219
Attention:  Corporate Trust Services
Re:  AutoNation, Inc.

                        Re: 9% Senior Notes due 2008

                        (CUSIP [           ] and [           ])


         Reference is hereby made to the Indenture, dated as of August 10, 2001 (as amended, the "Indenture"), between AutoNation, Inc., as issuer (the "Company"), each of the Guarantors named in the Indenture, as Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a) | | Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) | | Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) | | Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. Exchange of Restricted Definitive Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

         (a) | | Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] --144A Global Note, _Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                           [Insert Name of Owner]


                           By:
                              ------------------------------------------
                              Name:
                              Title:

Dated: _________________




                                 EXHIBIT D
                          FORM OF CERTIFICATE FROM
                ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AutoNation, Inc.
AutoNation Tower
110 S.E. 6th Street
Fort Lauderdale, Florida  33301

Wells Fargo Bank Minnesota, National Association
213 Court Street
Suite 902
Middletown, Connecticut  06457
Telecopier No. (860) 704-6219
Attention:  Corporate Trust Services
Re:  AutoNation, Inc.

                        Re: 9% Senior Notes due 2008

                       (CUSIP [           ] and [           ])


         Reference is hereby made to the Indenture, dated as of August 10, 2001 (as amended, the "Indenture"), between AutoNation, Inc., as issuer (the "Company"), each of the Guarantors named in the Indenture, as Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $___________ aggregate principal amount of:

         (a)    |  |       a beneficial interest in a Global Note, or

         (b)    |  |       a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S, under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                           ----------------------------------
                                           [Insert Name of Accredited Owner]


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

Dated:__________________



                                 EXHIBIT E
                             FORM OF GUARANTEE

         For value received, the undersigned (including any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 10, 2001 (as amended and supplemented, the "Indenture") between AutoNation, Inc. (the "Company"), each of the Guarantors named in the Indenture (the "Guarantors") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), (a) the due and punctual payment by the Company of the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment by the Company of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid by the Company in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

         The terms of the Indenture, including, without limitation, Article 10 of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

                                                     [NAME OF GUARANTOR]


                                                     By:
                                                        ----------------------
                                                        Name:
                                                        Title:




                                 EXHIBIT F
                       FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ____________, among AutoNation, Inc., a Delaware corporation (the "Company"), _________ (the "Guaranteeing Subsidiary"), a subsidiary of AutoNation, Inc. (or its permitted successor) and Wells Fargo Bank Minnesota, National Association, as trustee under the indenture referred to below (the "Trustee").

                            W I T N E S S E T H

         WHEREAS, the Company, has heretofore executed and delivered to the Trustee the indenture (as amended, the "Indenture"), dated as of August 10, 2001, providing for the issuance of 9% Senior Notes due 2008 (the "Notes");

         WHEREAS, the Indenture provides that the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

               (a) To jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                      (i) the principal of and interest on the Notes will be promptly paid by the Company in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid by the Company in full or performed by the Company, all in accordance with the terms hereof and thereof; and

                      (ii) in case of any extension of time of payment or
                           renewal of any Notes or any of such other obligations, that same will be promptly paid by the Company in full when due or performed by the Company in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                           Failing payment when due by the Company of any amount so guaranteed or any performance so guaranteed which failure continues for three days after demand therefor is made to the Company for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

               (c) The following is hereby waived: diligence, presentment, demand of payment (except as specifically provided in (a) above), filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands (except as specifically provided in (a) above) whatsoever.

               (d) This Guarantee shall not be discharged except (i) by complete performance of the obligations contained in the Notes and the Indenture or (ii) as provided in
                      Section 5 hereof.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee, failing payment when due by the Company which failure continues for three days after demand therefor is made to the Company.

               (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms. The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except to the extent limited by the provisions set forth in the Indenture, including, without limitation, Section 5.1 of the Indenture.

         5. Releases. The Guarantee of the Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 10.4 of the Indenture. The Trustee will provide any written confirmation or evidence of the termination of such Guarantee as reasonably required by the Company. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture, any Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

                                        [GUARANTEEING SUBSIDIARY]


                                        By:
                                            ---------------------------
                                            Name:
                                            Title:


                                        AUTONATION, INC.


                                        By:
                                            ----------------------------
                                            Name:
                                            Title:


                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, AS TRUSTEE


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:



                                EXHIBIT G-1
                FORM OF AFFIDAVIT OF OUT-OF-STATE EXECUTION

STATE OF ILLINOIS
COUNTY OF COOK

         I hereby certify that on this ____ day of August, 2001, before me, an officer duly authorized in the County and State aforesaid to take acknowledgments, personally appeared Marc L. Bourhis, as Vice President and Treasurer of AutoNation, Inc., a Delaware corporation (the "Company"), and as Treasurer or authorized signatory of each of the subsidiaries of the Company party to the hereinafter defined Indenture (the "Guarantors"), who is personally known to me or who has produced _______________ as identification, who did/did not take an oath, who is known to me to be the person who executed the Indenture, dated as of August 10, 2001 (the "Indenture"), by and among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), to which this Affidavit is attached on behalf of the Company and on behalf of each of the Guarantors in Chicago, Illinois, and who acknowledged before me that be executed the same.

                                        -------------------------
                                        Notary Public


                                        --------------------------
                                        Print Name


                                        My Commission Expires: ______________



                                EXHIBIT G-2
          FORM OF AFFIDAVIT OF OUT OF STATE RECEIPT AND ACCEPTANCE

STATE OF ILLINOIS                   )
COUNTY OF COOK                      )

         Before me this day personally appeared _________________
("Affiant"), who being personally sworn, deposes and says that:

         1. Affiant is a _________________ of Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") under the Indenture, dated as of August 10, 2001 (the "Indenture"), by and among AutoNation, Inc., a Delaware corporation (the "Company"), the subsidiaries of the Company party thereto (the "Guarantors") and the Trustee.

         2. The Trustee is the authorized agent for each of the initial purchasers under the Purchase Agreement, dated August 1, 2001 (the "Purchase Agreement"), by and among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., First Union Securities, Inc. and Comerica Securities, Inc., as initial purchasers (the "Initial Purchasers"), the Company, and the Guarantors relating to the sale by the Company to the Initial Purchasers of $450,000,000 aggregate principal amount of its 9% Senior Notes Due 2008, for the purpose of receiving delivery of and accepting of the Indenture on behalf of the Initial Purchasers and on behalf of the Trustee.

         3. The Indenture was executed in the City of Chicago, and the State of Illinois by Marc L. Bourhis as Vice President and Treasurer of the Company and as Treasurer or authorized signatory of each of the Guarantors.

         4. On the date hereof, Affiant received delivery of and accepted the Indenture on behalf of the Trustee and on behalf of the Initial Purchasers within the City of Chicago, and the State of Illinois.

FURTHER AFFIANT SAYETH NOT.
Dated:  August ___, 2001

                                    --------------------------------------
                                    Print Name:___________________________


         THE FOREGOING instrument was acknowledged before me this ____ day of August, 2001, by ____________________, who is personally known to me or who has produced _____________________ as identification and who did/did not take an oath.

                                        -------------------------
                                        Notary Public


                                        --------------------------
                                        Print Name


                                        My Commission Expires: ______________




1   This should be included only if the Note is issued in global form.